Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 26, 2007 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Varian Medical Systems, Inc.’s Annual Report on Form 10-K for the year ended September 28, 2007.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP San Jose, CA
August 8, 2008